                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                         AMENDED AND RESTATED FIVE YEAR

           COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT

                          Dated as of September 3, 2002

                                      among

                                   AVAYA INC.,

                                  as Borrower,

                            THE LENDERS PARTY HERETO,

                                 CITIBANK, N.A.,

                                    as Agent

                           SALOMON SMITH BARNEY INC.,

                                as Lead Arranger,

     BANK ONE, NA, JPMORGAN CHASE BANK and DEUTSCHE BANK AG NEW YORK BRANCH,

                    as Co-Syndication Agents and Co-Arrangers

                                       and

                                 COMMERZBANK AG

                                 as Co-Arranger

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
                              ARTICLE I DEFINITIONS

SECTION 1.01. DEFINED TERMS............................................................3
SECTION 1.02. TERMS GENERALLY.........................................................16

                             ARTICLE II THE CREDITS

SECTION 2.01. COMMITMENTS.............................................................16
SECTION 2.02. LOANS...................................................................16
SECTION 2.03. COMPETITIVE BID PROCEDURE...............................................18
SECTION 2.04. COMMITTED BORROWING PROCEDURE...........................................20
SECTION 2.05. CONVERSION AND CONTINUATION OF COMMITTED LOANS..........................20
SECTION 2.06. FEES ...................................................................21
SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT....................................22
SECTION 2.08. INTEREST ON LOANS.......................................................22
SECTION 2.09. DEFAULT INTEREST........................................................24
SECTION 2.10. ALTERNATE RATE OF INTEREST..............................................24
SECTION 2.11. TERMINATION AND REDUCTION OF COMMITMENTS................................24
SECTION 2.12. PREPAYMENT..............................................................26
SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES...........................26
SECTION 2.14. CHANGE IN LEGALITY......................................................28
SECTION 2.15. INDEMNITY...............................................................28
SECTION 2.16. PRO RATA TREATMENT......................................................29
SECTION 2.17. SHARING OF SETOFFS......................................................30
SECTION 2.18. PAYMENTS................................................................30
SECTION 2.19. TAXES...................................................................30
SECTION 2.20. MANDATORY ASSIGNMENT; COMMITMENT TERMINATION............................33

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

SECTION 3.01. ORGANIZATION; POWERS....................................................33
SECTION 3.02. AUTHORIZATION...........................................................33
SECTION 3.03. ENFORCEABILITY..........................................................34
SECTION 3.04. GOVERNMENTAL APPROVALS..................................................34
SECTION 3.05. FINANCIAL STATEMENTS....................................................34
SECTION 3.06. LITIGATION; COMPLIANCE WITH LAWS........................................34
SECTION 3.07. FEDERAL RESERVE REGULATIONS.............................................35
SECTION 3.08. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT..............35
SECTION 3.09. USE OF PROCEEDS.........................................................35
SECTION 3.10. NO MATERIAL MISSTATEMENTS...............................................35

                        ARTICLE IV CONDITIONS OF LENDING

SECTION 4.01. ALL BORROWINGS..........................................................35
SECTION 4.02. CLOSING DATE............................................................36

                               ARTICLE V COVENANTS

SECTION 5.01. EXISTENCE...............................................................37
SECTION 5.02. FINANCIAL STATEMENTS, REPORTS, ETC......................................37
SECTION 5.03. MAINTAINING RECORDS.....................................................38
SECTION 5.04. USE OF PROCEEDS.........................................................38
SECTION 5.05. COMPLIANCE WITH LAWS, ETC...............................................38
SECTION 5.06. CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS............................38
SECTION 5.07. LIMITATIONS ON LIENS....................................................38
SECTION 5.08. INTEREST COVERAGE RATIO.................................................40

                          ARTICLE VI EVENTS OF DEFAULT

                              ARTICLE VII THE AGENT

                           ARTICLE VIII MISCELLANEOUS

SECTION 8.01. NOTICES.................................................................52
SECTION 8.02. SURVIVAL OF AGREEMENT...................................................52
SECTION 8.03. BINDING EFFECT..........................................................52
SECTION 8.04. SUCCESSORS AND ASSIGNS..................................................53
SECTION 8.05. EXPENSES; INDEMNITY.....................................................55
SECTION 8.06. RIGHT OF SETOFF.........................................................56
SECTION 8.07. APPLICABLE LAW..........................................................56
SECTION 8.08. WAIVERS; AMENDMENT......................................................56
SECTION 8.09. ENTIRE AGREEMENT........................................................57
SECTION 8.10. SEVERABILITY............................................................57
SECTION 8.11. COUNTERPARTS............................................................57
SECTION 8.12. HEADINGS................................................................58

SCHEDULE I        Applicable Lending Offices
SCHEDULE 2.01     Allocations
SCHEDULE 2.11     Approved Asset Sales

EXHIBIT A-1       Form of Competitive Bid Request
EXHIBIT A-1       Form of Notice of Competitive Bid Request
EXHIBIT A-3       Form of Competitive Bid
EXHIBIT A-4       Form of Competitive Accept/Reject Letter
EXHIBIT A-5       Form of Competitive Bid Note
EXHIBIT A-6       Form of Committed Borrowing Request
EXHIBIT B         Form of Standby Note
EXHIBIT C         Assignment and Acceptance
EXHIBIT D-2       Form of Opinion of Counsel to the Borrower

          AMENDED AND RESTATED FIVE YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT dated as of September 3, 2002, among AVAYA INC., a Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01 (the "Lenders"), CITIBANK, N.A., as agent for the Lenders (in such capacity, the "Agent"), SALOMON SMITH BARNEY INC., as Lead Arranger, BANK ONE, NA, JPMORGAN CHASE BANK and DEUTSCHE BANK AG NEW YORK BRANCH, as Co-Syndication Agents and Co-Arrangers, and COMMERZBANK AG, as Co-Arranger.

          The Borrower is party to a Five Year Competitive Advance And Revolving Credit Facility Agreement dated as of September 25, 2000, as amended by Letter Amendment dated as of August 10, 2001 and by Amendment No. 2 dated as of February 8, 2002 (as so amended, the "Existing Credit Agreement") with the lenders and agents parties thereto and the Agent.

          The Borrower has requested, and the Required Lenders have agreed, subject to the satisfaction of the conditions set forth in Section 4.01, to amend and restate the Existing Credit Agreement on the terms and subject to the conditions herein set forth.

          Accordingly, the Borrower, the Lenders and the Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any Committed Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Administrative Fees" shall have the meaning assigned to such term in
Section 2.06(b).

          "Administrative Questionnaire" shall mean an Administrative Questionnaire containing contact information for each Lender in form satisfactory to the Agent.

          "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Base Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its base rate in effect at its principal office in New York City; each change in the Base Rate shall be effective on the date such change is publicly announced as effective. For purposes hereof, "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the arithmetic average, as determined by the Agent, of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

          "Amendment No. 2 Effective Date" means February 8, 2002.

          "Applicable Margin" shall mean, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

     -----------------------------------------------------------------------------------
                                  APPLICABLE MARGIN FOR
        PUBLIC DEBT RATING            EURODOLLAR                 APPLICABLE MARGIN FOR
           S&P/MOODY'S              COMMITTED LOANS                    ABR LOANS
     -----------------------------------------------------------------------------------
     I:   At least BBB- or
          Baa3                           1.250%                          0.000%
     -----------------------------------------------------------------------------------
     II:  Below I, but at least
          BB+ and Ba1                    1.625%                          0.125%
     -----------------------------------------------------------------------------------
     III: Below II, but at least
          BB and Ba2                     2.000%                          0.500%
     -----------------------------------------------------------------------------------
     IV:  Below III, but at least
          BB- and Ba3                    2.500%                          1.000%
     -----------------------------------------------------------------------------------
     V:   Below IV                       3.000%                          1.500%
     -----------------------------------------------------------------------------------

          "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                     --------------------------------------------------------
                          PUBLIC DEBT RATING                 APPLICABLE
                             S&P/MOODY'S                     PERCENTAGE
                     --------------------------------------------------------
                     I:   At least BBB- or                      0.250%
                          Baa3
                     --------------------------------------------------------
                     II:  Below I, but at least                 0.375%
                          BB+ and Ba1
                     --------------------------------------------------------
                     III: Below II, but at least                0.500%
                     --------------------------------------------------------

                                        4

                     --------------------------------------------------------
                          BB and Ba2
                     --------------------------------------------------------
                     IV:  Below III, but at least               0.500%
                          BB- and Ba3
                     --------------------------------------------------------
                     V:   Below IV                              0.500%
                     --------------------------------------------------------

          "Applicable Utilization Fee" means, as of any date that the aggregate Loans exceed 50% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

      ----------------------------------------------------------------------------
                                              APPLICABLE
                                           UTILIZATION FEE
                                           FOR EURODOLLAR           APPLICABLE
             PUBLIC DEBT RATING               COMMITTED           UTILIZATION FEE
                S&P/MOODY'S                     LOANS              FOR ABR LOANS
      ----------------------------------------------------------------------------
      I:   At least BBB- or                   0.250%                 0.000%
           Baa3
      ----------------------------------------------------------------------------
      II:  Below I, but at least              0.250%                 0.250%
           BB+ and Ba1
      ----------------------------------------------------------------------------
      III: Below II, but at least             0.250%                 0.250%
           BB and Ba2
      ----------------------------------------------------------------------------
      IV:  Below III, but at least            0.500%                 0.500%
           BB- and Ba3
      ----------------------------------------------------------------------------
      V:   Below IV                           0.500%                 0.500%
      ----------------------------------------------------------------------------

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, in the form of Exhibit C.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

          "Board of Directors" shall mean the Board of Directors of the Borrower, or any duly authorized committee thereof.

          "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

          "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Closing Date" shall mean the date hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Collateral Account" has the meaning specified in the Security Agreement.

          "Collateral Documents" means the Security Agreement, the Collateral Trust Agreement, and any other agreement that creates or purports to create a Lien in favor of the Collateral Trustee for the benefit of the Secured Parties.

          "Collateral Trigger" means the date on which (a) the Borrower's corporate credit rating shall be lower than BBB- by S&P or (b) the Borrower's Public Debt Rating shall be lower than Baa3 by Moody's.

          "Collateral Trust Agreement" means the Collateral Trust Agreement dated as of March 25, 2002 among the Borrower, the other grantors named therein and The Bank of New York, as collateral trustee.

          "Collateral Trustee" has the meaning specified in the Collateral Trust Agreement.

          "Commitment" shall mean, with respect to each Lender, the Commitment of such Lender as set forth in Schedule 2.01 hereto.

          "Committed Borrowing" shall mean a Borrowing consisting of simultaneous Committed Loans from each of the Lenders.

          "Committed Borrowing Request" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit A-6.

          "Committed Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Committed Loan shall be a Eurodollar Committed Loan or an ABR Loan.

          "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

          "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

          "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

          "Competitive Bid Request" shall mean a request made pursuant to
Section 2.03 in the form of Exhibit A-1.

          "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

          "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

          "Consolidated EBITDA" shall mean, for any period, net income (or net loss) PLUS the sum of (a) consolidated interest expense, (b) consolidated income tax expense, (c) consolidated depreciation expense, (d) consolidated amortization expense (including the write down of intangibles associated with the adoption or implementation of FAS 142) and (e) all other non-cash charges except to the extent any such non-cash charge represents an accrual or reserve for cash expenditures in a future period, in each case, determined in accordance with GAAP for such period, EXCLUDING, (i) up to $950,000,000 of charges in connection with the business restructuring plan during such period to be taken no later than the fourth quarter of fiscal year 2001 of the Borrower, (ii) up to $300,000,000 of start-up costs associated with the establishment of the Borrower as a separate business entity incurred during the period to be taken through the fourth quarter of fiscal year 2001 of the Borrower, (iii) up to $450,000,000 of non-cash business restructuring charges during such period to be taken no later than the fourth quarter of fiscal year 2001 of the Borrower, (iv) up to $163,000,000 of restructuring charges, including asset impairment and other one time charges during such period to be taken no later than the fourth quarter of fiscal year 2002 of the Borrower, (v) non-cash in process research and development charges associated with Investments made in accordance with Section 5.19(xi) and (vi) up to $100,000,000 of restructuring charges to be taken no later than the third quarter of fiscal year 2003 of the Borrower.

          "Consolidated Net Worth" shall mean, at any date, the consolidated total assets appearing on the most recently prepared consolidated balance sheet of the Borrower and its consolidated subsidiaries as of the end of the most recent fiscal quarter for which such balance sheet is available, prepared in accordance with GAAP, less all consolidated total liabilities as shown on such balance sheet.

          "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for installment sale or other deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person's business),
(c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person as lessee under

Capitalized Leases and under synthetic, off-balance sheet or tax retention leases, (e) all obligations, contingent or otherwise, of such Person in respect of acceptances, standby letters of credit or similar extensions of credit, (f) all net payment obligations of such Person in respect of Hedge Agreements, (g) all Debt of others referred to in clauses (a) through (f) above or clause (h) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt or (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of providing direct or indirect security for such Debt or to assure the holder of such Debt against loss, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

          "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

          "Defaulting Lender" means, at any time, any Lender that, at such time,
(a) has failed to fund any portion of any Loan required to be made by such Lender to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(g) or (h).

          "dollars" or "$" shall mean lawful money of the United States of America.

          "Environmental Law" shall mean any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section

4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Committed Loan" shall mean any Committed Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Committed Loan.

          "Event of Default" shall have the meaning assigned to such term in
Article VI.

          "Excluded Subsidiary" means Avaya Receivables LLC, Mercury Insurance Inc., Avaya International LLC and any special purpose entity established in connection with an offering of Indebtedness secured by real property the proceeds of which are used to reduce the Total Commitment in accordance with
Section 2.11(f).

          "Existing Credit Agreement" has the meaning specified in the Preliminary Statements.

          "Facility Fee" shall have the meaning assigned to such term in Section 2.06(a).

          "Fee Letter" shall mean the Fee Letter dated August 10, 2000, between the Borrower, Salomon Smith Barney Inc. and the Agent.

          "Fees" shall mean the Facility Fee and the Administrative Fees.

          "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer or Treasurer of such corporation.

          "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

          "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

          "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Hazardous Materials" shall mean (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreement" means interest rate swap or collar agreements, interest rate future contracts, currency swap agreements, currency future contracts and other similar agreements.

          "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any conversion of such Loan to a Loan of a different Type.

          "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or to the extent available to each Lender, 9 or 12 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.07 or Section 2.12 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than four days after the date of such Borrowing or later than 360 days after the date of such Borrowing; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any equity interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (g) or (h) of the definition of "Debt" in respect of such Person. The amount of any Investment shall be the original cash cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, but shall be reduced by the amount of such Investment returned in cash.

          "LIBO Rate" means, for any Interest Period for all of the Eurodollar Loans comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in United States dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Loan comprising part of such Borrowing to be outstanding during such Interest Period (or, if any Reference Bank shall not have such a Eurodollar Loan, $1,000,000) and for a period equal to such Interest Period. The LIBO Rate for any Interest Period for each of the Eurodollar Loans comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, SUBJECT, HOWEVER, to the provisions of
Section 2.08.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan" shall mean a Competitive Loan or a Committed Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

          "Loan Documents" means this Agreement, any notes evidencing the Loans, any guaranty delivered pursuant to Section 5.15 and, during the continuance of the Security Period, the Collateral Documents.

          "Loan Parties" means the Borrower and the Subsidiary Guarantors.

          "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

          "Margin Regulations" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

          "Marketable Securities" means any of the following, to the extent owned by the Borrower free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $500 million, (c) commercial paper in an aggregate amount of no more than $25,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) and entered into with a financial institution satisfying the criteria in clause (b) or (e) other instruments as set forth on the Borrower's policy as in effect on the date hereof, a copy of which has been made available to each Lender.

          "Material Adverse Effect" shall mean a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and its subsidiaries taken as a whole.

          "Material Subsidiary" of each Borrower, as the case may be, means, at any time, each of its Subsidiaries having (a) assets with a value of not less than 5% of the total value of the consolidated assets of such Borrower and its Subsidiaries, taken as a whole, or (b) consolidated revenues not less than 5% of the consolidated revenues of such Borrower and its Subsidiaries, taken as a whole, in each case as of the end of or for most recently completed fiscal year of such Borrower.

          "Maturity Date" shall mean September 25, 2005.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one person other than the Borrower or the ERISA Affiliate or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NET CASH PROCEEDS" means, with respect to any sale, transfer or other disposition of any asset of Borrower or its Subsidiaries (excluding receivables) and/or the sale, incurrence or issuance of any Debt in the capital markets or equity interests by any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in the case of (a) and (c) to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person and in each case are properly attributable to such transaction or to the asset that is the subject thereof.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Lien" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies other than any such Lien that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, and as to which no Lien resulting therefrom has attached to its property and become enforceable against its other creditors; (b) landlord's liens and Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and
(d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes
(e) governmental (Federal, state or municipal) liens arising out of contracts for the purchase of products and deposits or pledges to obtain the release of any of such liens; (f) liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings; (g) deposits in connection with bids, tenders, contracts (other than for the payment of money); (h) deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; and (i) deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds.

          "Person" or "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Public Debt Rating" means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level V under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels and (x) the higher level is Level II or lower, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the lower of such ratings or (y) the higher level is Level I, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher of such ratings, provided in the case of this clause (y) that if the lower of such ratings is more than one level below the higher of such ratings, the Applicable Percentage, the Applicable Margin and the Applicable Utilization Fee shall be determined by reference to the level that is one level above such lower rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

          "Reference Banks" shall mean Citibank, N.A., JPMorgan Chase Bank and Deutsche Bank AG.

          "Register" shall have the meaning given such term in Section 8.04(d).

          "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least 51% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders holding Committed Loans representing at least 51% of the aggregate principal amount of the Committed Loans outstanding.

          "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "SEC" shall mean the Securities and Exchange Commission.

          "Secured Parties" has the meaning specified in the Collateral Trust Agreement.

          "Security Agreement" means the Security Agreement dated as of March 25, 2002 made by the Borrower and the other grantors named therein in favor of the Collateral Trustee.

          "Security Period" means the period, if any, beginning with the occurrence of the Collateral Trigger until the earlier of (a) the date thereafter, if any, that (i) the Borrower's corporate credit rating shall be at least BBB by S&P and the Borrower's Public Debt Rating shall be at least Baa2 by Moody's and (ii) to the extent such corporate credit rating shall be BBB by S&P or such Public Debt Rating shall be Baa2 by Moody's, such rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof, and (b) the later of the repayment in full of all Advances and the Maturity Date.

          "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no person other than the Borrower or the ERISA Affiliate or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" shall mean, with respect to the Borrower, any corporation, partnership, joint venture, limited liability company, trust or estate, a majority of the Voting Shares of which are at the time owned or controlled, directly or indirectly, by it or by one or more of its Subsidiaries and required to be consolidated in accordance with GAAP in its consolidated financial statements.

          "Subsidiary Guarantors" means each Material Subsidiary that shall be required to execute and deliver a guaranty pursuant to Section 5.15, but shall not include any Excluded Subsidiary.

          "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

          "Transactions" shall have the meaning assigned to such term in Section 3.02.

          "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

          "Voting Shares" shall mean, as to shares or other ownership interests of a particular corporation, partnership, joint venture, limited liability company, trust or estate (i) outstanding shares of stock of any class of such corporation entitled to vote in the election of directors, excluding shares entitled so to vote only upon the happening of some contingency, (ii) the interests in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate.

          "Warburg Transactions" means the transactions contemplated by (i) the Preferred Stock and Warrant Purchase Agreement dated as of August 8, 2000, by and among the Borrower, Warburg, Pincus Equity Partners, L.P. and the other Purchasers party thereto, including the terms of the Series B convertible participating preferred stock and warrants issued pursuant thereto and (ii) any amendment of the terms of the Series B convertible participating preferred stock or exchange or equity interests for shares of Series B convertible participating preferred stock, in each case, to the extent permitted under Section 5.18(iv).

          SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Committed Loans to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.16, subject, however, to the conditions that (i) at no time shall
(A) the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (B) the Total Commitment, and
(ii) at all times the outstanding aggregate principal amount of all Committed Loans made by each Lender shall equal the product of (A) the percentage which its Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Committed Loans made pursuant to Section 2.04. Each Lender's Commitment is set forth opposite its name in Schedule 2.01. Such Commitments may be terminated or reduced from time to time pursuant to Section 2.11.

          Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Committed Loans hereunder, on and after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

          SECTION 2.02. LOANS. (a) Each Committed Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Committed Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Committed Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) in the case of Committed Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $10,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

          (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Committed Borrowing shall be comprised entirely of Eurodollar Committed Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 10 separate Committed Borrowings comprised of Eurodollar Committed Loans being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

          (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 12:00 noon, New York City time, and the Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Committed Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          SECTION 2.03. COMPETITIVE BID PROCEDURE. (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Maturity Date) and the interest payment date or dates relating thereto. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopy (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

          (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to the Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telecopy, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period, the last day thereof and the interest payment date or dates relating thereto. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; PROVIDED, HOWEVER, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

          (c) The Agent shall promptly notify the Borrower, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive

Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

          (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; PROVIDED, HOWEVER, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; PROVIDED FURTHER, HOWEVER, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

          (e) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

          (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request. No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in Section 2.01 would not be met.

          (g) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (b) above.

          (h) Upon the request of any Lender making a Competitive Loan, the indebtedness of the Borrower resulting from such Competitive Loan shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit A-5 hereto payable to the order of the Lender making such Competitive Loan.

          (i) All notices required by this Section 2.03 shall be given in accordance with Section 8.01.

          SECTION 2.04. COMMITTED BORROWING PROCEDURE. In order to request a Committed Borrowing, the Borrower shall hand deliver or telecopy to the Agent a duly completed Committed Borrowing Request in the form of Exhibit A-6 (a) in the case of a Eurodollar Committed Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Committed Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Committed Borrowing or an ABR Borrowing; (ii) the date of such Committed Borrowing (which shall be a Business Day) and the amount thereof; and
(iii) if such Borrowing is to be a Eurodollar Committed Borrowing, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Committed Borrowing is specified in any such notice, then the requested Committed Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Committed Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not be entitled to request any Committed Borrowing if the Interest Period requested with respect to such Committed Borrowing would end after the Maturity Date. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

          SECTION 2.05. CONVERSION AND CONTINUATION OF COMMITTED LOANS. The Borrower shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurodollar Committed Borrowing into an ABR Borrowing, (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Committed Borrowing or to continue any Eurodollar Committed Borrowing as a Eurodollar Committed Borrowing for an additional Interest Period and (iv) not later than 10:30 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period, with respect to any Eurodollar Committed Borrowing to another permissible Interest Period, subject in each case to the following:

          (a) if less than all the outstanding principal amount of any Committed Borrowing shall be converted or continued, the aggregate principal amount of the Committed Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $10,000,000;

          (b) accrued interest on a Committed Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (c) if any Eurodollar Committed Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

          (d) any portion of a Committed Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Committed Borrowing;

          (e) any portion of a Eurodollar Committed Borrowing which cannot be continued as a Eurodollar Committed Borrowing by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurodollar Committed Borrowing into an ABR Borrowing; and

          (f) no Interest Period may be selected for any Eurodollar Committed Borrowing that would end later than the Maturity Date.

          Each notice of the Borrower pursuant to this Section 2.05 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Committed Borrowing that the Borrower requests to be converted or continued, (ii) whether such Committed Borrowing is to be converted to or continued as a Eurodollar Committed Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Committed Borrowing is to be converted to or continued as a Eurodollar Committed Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Committed Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this
Section 2.05 to convert or continue any Committed Borrowing, such Committed Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into a new Interest Period as an ABR Borrowing.

          SECTION 2.06. FEES. (a) The Borrower agrees to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on September 30, 2002) and on the date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a facility fee (a "Facility Fee") equal to the Applicable Percentage per annum in effect from time to time on the average daily amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date of this Agreement, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated or reduced). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

          (b) The Borrower agrees to pay the Agent, for its own account, the administrative and other fees referred to in the Fee Letter (the "Administrative Fees") at the times and in the amounts agreed upon in the Fee Letter.

          (c) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

          SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby agrees that the outstanding principal balance of each Committed Loan shall be payable on the Maturity Date, and that the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.08.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid such lending office of such Lender from time to time under this Agreement.

          (c) The Agent shall maintain the Register pursuant to Section 8.04(d), and a subaccount for each Lender, in which Register and accounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the Register and accounts maintained pursuant to paragraph (b) and (c) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made to the Borrower by such Lender in accordance with their terms.

          (e) The Borrower agrees that upon notice by any Lender after the initial borrowing hereunder to the Borrower (with a copy to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Committed Loans owing to, or to be made by, such Lender, the Borrower shall promptly, execute and deliver to such Lender, with a copy to the Agent, a promissory note or notes, in substantially the form of Exhibit B hereto, payable to the order of such Lender in a principal amount equal to the Commitment of such Lender.

          SECTION 2.08.  INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Committed Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (x) the Applicable Margin from time to time in effect plus (y) the Applicable Utilization Fee from time to time in effect and
(ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

          (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Base Rate and 360 days for periods during which the Alternate Base Rate is determined by reference to the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate from time to time in effect plus (x) the Applicable Margin from time to time in effect plus (y) the Applicable Utilization Fee from time to time in effect.

          (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

          (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined in good faith by the Agent, and such determination shall be conclusive absent manifest error.

          (e) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Loan and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.08(a), (b) or (c), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.08(a).

          (f) If fewer than two Reference Banks furnish timely information to the Agent for determining the LIBO Rate for any Eurodollar Loan,

          (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Loans,

          (ii) with respect to Eurodollar Loans, each such Loan will automatically, on the last day of the then existing Interest Period therefor, be prepaid by the Borrower or be automatically converted into a Base Rate Loan, and

          (iii) the obligation of the Lenders to make Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (g) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(b) or (c), (i) each Eurodollar Committed Loan will automatically, on the last day of the then existing Interest Period therefor, be converted into Base Rate Loans and (ii) the obligation of the Lenders to make, or to convert Advances into, Eurodollar Committed Loans shall be suspended.

          SECTION 2.09. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2%.

          SECTION 2.10. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined in good faith (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses (i) or (ii) above, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Agent and (y) any request by the Borrower for a Eurodollar Committed Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event a Lender notifies the Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Agent shall notify the Borrower of such notice and until the Lender shall have advised the Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Committed Borrowing shall be deemed a request for an ABR Borrowing for the same Interest Period with respect to such Lender. Each determination by the Agent hereunder shall be in good faith and conclusive absent manifest error.

          SECTION 2.11. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Commitments shall be automatically terminated on the Maturity Date. In addition, the Total Commitment shall be automatically and permanently reduced on the following dates to the amount indicated, to the extent the Total Commitment exceeds such amount on such date:

                  --------------------------------------------------
                   Date                         Reduced Total
                                                Commitment
                                                Amount
                  --------------------------------------------------
                   December 1, 2003             $500,000,000
                  --------------------------------------------------

                                       24

                  --------------------------------------------------
                   March 1, 2004                $425,000,000
                  --------------------------------------------------
                   June 1, 2004                 $350,000,000
                  --------------------------------------------------
                   September 1, 2004            $250,000,000
                  --------------------------------------------------

          (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; PROVIDED, HOWEVER, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Loans. Once terminated or reduced, the Total Commitment may not be reinstated.

          (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction of the Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

          (d) The Total Commitment shall be automatically reduced one Business Day after the date that the Borrower or any of its Subsidiaries receives Net Cash Proceeds from the issuance of Debt in the capital markets having a maturity in excess of one year (other than any such Debt constituting refinancing Debt pursuant to Section 5.17(ii)(B)) by an amount equal to 50% of the amount of such Net Cash Proceeds, PROVIDED that the Total Commitment shall not be reduced pursuant to this clause (d) below an amount equal to $250,000,000 minus the amount of any reduction of the Total Commitment in accordance with Section 5.19(x).

          (e) The Total Commitment shall be automatically reduced one Business Day after the date that the Borrower or any of its Subsidiaries receives Net Cash Proceeds from the sale or other disposition of assets (other than (i) sales or dispositions of inventory in the ordinary course of business, (ii) dispositions of accounts receivable in accordance with Section 5.07(viii), (iii) sales or dispositions of assets listed on Schedule 2.11 hereto or (iv) sales of assets for cash and having a fair market value in an aggregate amount not to exceed $25,000,000 in any fiscal year of the Borrower) by an amount equal to such Net Cash Proceeds, PROVIDED that the Total Commitment shall not be reduced pursuant to this clause (e) below an amount equal to $250,000,000 minus the amount of any reduction of the Total Commitment in accordance with Section 5.19(x), PROVIDED FURTHER that, so long as no Event of Default or Default shall have occurred and be continuing, no reduction shall be required pursuant to this subsection (e) unless and until such time, and from time to time thereafter, when the aggregate amount of such Net Cash Proceeds that have not previously been applied to a reduction of the Total Commitment shall exceed $10,000,000.

          (f) The Total Commitment shall be automatically reduced one Business Day after the date that the Borrower or any of its Subsidiaries receives Net Cash Proceeds from a financing permitted by Section 5.17(ii)(C) by an amount equal to such Net Cash Proceeds, PROVIDED that the Total Commitment shall not be reduced pursuant to this clause (f) below an amount equal to $250,000,000 minus the amount of any reduction of the Total Commitment in accordance with Section 5.19(x).

          SECTION 2.12. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Committed Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy notice) to the Agent: (i) before 10:00 a.m., New York City time, two Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 10:00 a.m., New York City time, on the same Business Day of prepayment, in the case of ABR Loans; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing.

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrower shall pay or prepay so much of the Committed Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Committed Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

          (c) Each notice of prepayment from the Borrower shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section
2.15 but otherwise without premium or penalty. All prepayments under this
Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on such Lender or the London interbank market any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan, or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request was applicable to such Lender at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

          (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of the Lender setting forth such amount or amounts (including computation of such amount or amounts) as shall be necessary to compensate the Lender or its holding company as specified in paragraph (a) or
(b) above, as the case may be, shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. Unless the Borrower disagrees in good faith with the computation of the amount or amounts in such certificate, the Borrower shall pay to the Lender, within 10 Business Days after receipt by the Borrower of such certificate delivered by the Lender, the amount shown as due on any such certificate. If the Borrower, after receipt of any such certificate from the Lender, disagrees with the Lender on the computation of the amount or amounts owed to the Lender pursuant to paragraph (a) or (b) above, the Lender and the Borrower shall negotiate in good faith to promptly resolve such disagreement. In either case, however, the Lender shall have a duty to mitigate the damages that may arise as a consequence of paragraph (a) or (b) above to the extent that such mitigation will not, in the judgment of the Lender, entail any cost or disadvantage to the Lender that the Lender is not reimbursed or compensated for by the Borrower.

          (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period; PROVIDED that if any Lender fails to make such demand within 45 days after it obtains knowledge of the event giving rise to the demand such Lender shall, with respect to amounts payable pursuant to this Section 2.13 resulting from such event, only be entitled to payment under this Section 2.13 for such costs incurred or reduction in amounts or return on capital from and after the date 45 days prior to the date that such Lender does make such demand. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

          SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by 30 days' (or such shorter period as shall be required in order to comply with applicable law) written notice to the Borrower and to the Agent, such Lender may:

          (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Committed Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

          In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

          SECTION 2.15. INDEMNITY. The Borrower shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to
Section 2.03, 2.04 or 2.05, (b) any payment, prepayment or conversion, or an assignment required under Section 2.20, of a Eurodollar Loan by the Borrower required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default by the Borrower in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default.

          In the case of a Eurodollar Loan, such out-of-pocket loss or expense shall be limited to an amount equal to the excess, if any, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (based on the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest that would be realized by the Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. In the case of an ABR Loan, such out-of-pocket loss or expense shall be limited to an amount equal to the excess, if any, of (i) its cost of obtaining the funds for the ABR Loan being paid, prepaid, converted or not borrowed, converted or continued for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the next Business Day for such ABR Loan over (ii) the amount of interest that would be realized by the Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued until the next Business Day, as the case may be.

          A certificate of the Lender setting forth such amount or amounts (including the computation of such amount or amounts) as shall be necessary to compensate the Lender or its holding company for the out-of-pocket expenses defined herein shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. If the Borrower, after receipt of any such certificate from the Lender, disagrees in good faith with the Lender on the computation of the amount owed to the Lender pursuant to this Section 2.15, the Lender and the Borrower shall negotiate in good faith to promptly resolve such disagreement.

          Each Lender shall have a duty to mitigate the damages to such Lender that may arise as a consequence of clause (a), (b), (c) or (d) above to the extent that such mitigation will not, in the judgment of such Lender, entail any cost or disadvantage to such Lender that such Lender is not reimbursed or compensated for by the Borrower.

          SECTION 2.16. PRO RATA TREATMENT. Except as required under Sections 2.10, 2.13, 2.14, 2.15, 2.19 and 2.20, each Committed Borrowing, each payment or prepayment of principal of any Committed Borrowing, each payment of interest on the Committed Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing or conversion of any Borrowing with a Committed Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Committed Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

          SECTION 2.17. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Committed Loan or Loans as a result of which the unpaid principal portion of the Committed Loans of such Lender shall be proportionately less than the unpaid principal portion of the Committed Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Committed Loans of such other Lender, so that the aggregate unpaid principal amount of the Committed Loans and participations in the Committed Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Committed Loans then outstanding as the principal amount of its Committed Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Committed Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Committed Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Committed Loan directly to the Borrower in the amount of such participation.

          SECTION 2.18. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Agent at its offices at 388 Greenwich Street, New York, NY 10013, in immediately available funds.

          (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.19. TAXES. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision or taxing authority thereof, excluding taxes imposed on the Agent's or any Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement imposed by the United States or any political subdivision or taxing authority thereof (hereinafter referred to as "Other Taxes").

          (c) The Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 2.19) paid by such Lender (or Transferee) or the Agent, as the case may be, with respect to the Borrower and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto (other than any such liability that results from the gross negligence or willful misconduct of the Lender (or Transferee) or Agent), whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If the Borrower or any Lender (or Transferee) or the Agent shall determine that Taxes or Other Taxes may not have been correctly or legally assessed by the relevant taxing authority or other Governmental Authority, and that a Lender (or Transferee) or the Agent may be entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the other party of the availability of such refund and such Lender (or Transferee) or the Agent shall, within 60 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund or credit or offset against another tax liability in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Agent has received payment from the Borrower hereunder it shall promptly repay such refund or credit or offset against another tax liability (including any interest received by such Lender (or Transferee) or the Agent from the taxing authority with respect to the refund with respect to such Taxes or Other Taxes) to the Borrower, net of all out-of-pocket expenses of such Lender; PROVIDED that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund or credit or offset against another tax liability (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund or credit or offset against another tax liability. For purposes of the preceding sentence, the Agent or any Lender shall determine in good faith and in its discretion the amount of any credit or offset against another tax liability and shall be under no obligation to make available to the Borrower any of its tax returns or any other information that it deems to be confidential.

          (d) As soon as practicable after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to in Section 8.01, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

          (f) Each Lender (or Transferee) which is organized outside the United States shall, prior to the due date of the first payment by the Borrower to such Lender (or Transferee) hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Each such Lender (or Transferee) that changes its funding office shall promptly notify the Borrower of such change and, upon written request from the Borrower, shall deliver any new certificates, documents or other evidence required pursuant to the preceding sentence prior to the immediately following due date of any payment by the Borrower hereunder. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, notwithstanding paragraph (a), the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) organized under the laws of a jurisdiction outside the United States.

          (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above unless such Lender (or Transferee) is unable to comply with paragraph (f) because of (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (and, in the case of a Transferee, after the date of assignment or transfer).

          (h) Any Lender (or Transferee) claiming any additional amounts payable under this Section 2.19 shall (i) to the extent legally able to do so, file any certificate or document if such filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue, and the Borrower shall not be obligated to pay such additional amounts if, any Lender (or Transferee) could have filed such certificate or document and failed to do so; or (ii) consistent with legal and regulatory restrictions, use reasonable efforts to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or reduce the amount of any additional amounts which may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

          SECTION 2.20. MANDATORY ASSIGNMENT; COMMITMENT TERMINATION. In the event any Lender delivers to the Agent or the Borrower, as appropriate, a certificate in accordance with Section 2.13(c) or a notice in accordance with
Section 2.10 or 2.14 or is a Defaulting Lender, or the Borrower is required to pay any additional amounts or other payments in accordance with Section 2.19, the Borrower may, at its own expense, and in its sole discretion (a) require such Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 8.04), all or part of its interests, rights and obligations under this Agreement (other than outstanding Competitive Loans) to an assignee acceptable to the Agent which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (ii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder or (b) terminate the Commitment of such Lender and prepay all outstanding Loans (other than Competitive Loans) of such Lender; PROVIDED that
(x) such termination of the Commitment of such Lender and prepayment of Loans does not conflict with any law, rule or regulation or order of any court or Governmental Authority, (y) the Borrower shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans (other than Competitive Loans) made by it hereunder and all other amounts owed to it hereunder and (z) the Borrower shall have paid to the Agent a processing and recordation fee of $3,500 if such assignee is not an existing Lender.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to each of the Lenders that:

          SECTION 3.01. ORGANIZATION; POWERS. It (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow funds hereunder.

          SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by it of this Agreement and the Borrowings by it hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate actions and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) or of its certificate of incorporation or other constitutive documents or by-laws, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien upon any of its property or assets.

          SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

          SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions.

          SECTION 3.05. FINANCIAL STATEMENTS. (a) The Borrower has heretofore furnished to the Agent and the Lenders copies of its consolidated financial statements as of and for (i) the fiscal year ended September 30, 2001 as included in the Borrower's Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 26, 2001 (the "2001 Form 10-K") and (ii) the quarter ended March 31, 2002, and included in the Borrower's Quarterly Report on Form 10-Q filed May 15, 2002. Such financial statements present fairly, in all material respects, the consolidated financial condition of the Borrower as of such date and for such periods in accordance with GAAP.

          (b) Except as disclosed in the Borrower's 2001 Form 10-K, the press release dated January 17, 2002 reporting the Borrower's financial results for the fiscal quarter ended December 31, 2001, the Borrower's Quarterly Report on Form 10-Q dated May 15, 2002, the Borrower's Quarterly Report on Form 10-Q filed August 14, 2002, the press release dated July 22, 2002 and the press release dated July 26, 2002, there has been no material adverse change in the consolidated business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole since September 30, 2001. For purposes of this representation a change in the Public Debt Rating of the Borrower shall not constitute a material adverse change.

          SECTION 3.06. LITIGATION; COMPLIANCE WITH LAWS. (a) (i) There are no actions or proceedings filed or (to its knowledge) investigations pending or threatened against it in any court or before any Governmental Authority or arbitration board or tribunal which question the validity, enforceability or legality of or seek damages in connection with this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining it from the execution, delivery or performance of this Agreement nor is there any action or proceeding which involves a probable risk of an adverse determination which would have any such effect; (ii) nor is there any other action or proceeding filed or (to its knowledge) investigation pending or threatened against it in any court or before any Governmental Authority or arbitration board or tribunal which involves a probable risk of a material adverse decision which would result in a Material Adverse Effect except as provided in the Borrower's Quarterly Report on Form 10-Q filed August 14, 2002, or materially restrict the ability of it to comply with its obligations under this Agreement.

          (b) Neither it nor any of its subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could result in a Material Adverse Effect except as provided in the Borrower's Quarterly Report on Form 10-Q filed August 14, 2002.

          SECTION 3.07. FEDERAL RESERVE REGULATIONS. (a) Neither it nor any of its subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

          SECTION 3.08. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither it nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. USE OF PROCEEDS. All proceeds of the Loans shall be used for general corporate purposes of the Borrower, including refunding of debt, support for commercial paper and acquisition financing.

          SECTION 3.10. NO MATERIAL MISSTATEMENTS. No report, financial statement or other written information furnished by it or on its behalf to the Agent or any Lender pursuant to Section 3.05 or Section 5.02 hereof contains as of the date hereof in the case of Section 3.05, or will contain as of the date furnished in the case of Section 5.02, any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

          The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

          SECTION 4.01.  ALL BORROWINGS. On the date of each Borrowing:

          (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

          (b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; PROVIDED that the representations and warranties in Section 3.05(b) and
Section 3.06(a)(ii) shall only be made upon the Closing Date, at the time of each extension of the Maturity Date in accordance with Section 2.22 and on the occasion of any Borrowing the proceeds of which are not used to refund commercial paper.

          (c) The Borrower shall be in compliance with all the terms and provisions set forth herein in all material respects, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

          SECTION 4.02.  CLOSING DATE. On the Closing Date:

          (a) The Agent shall have received a favorable written opinion of (i) a corporate counsel of the Borrower, dated the Closing Date and addressed to the Lenders, to the effect set forth in Exhibit D hereto and (ii) Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

          (b) The Agent shall have received (i) a long form certificate as to the certificate of incorporation, including all amendments thereto, of the Borrower as of a recent date by the Secretary of State of the state of incorporation of the Borrower and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below except for any changes specified in such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Borrower has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Borrower; and (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

          (c) The Agent shall have received a certificate from the Borrower, dated the Closing Date and signed by a Financial Officer of the Borrower confirming compliance with the conditions precedent set forth in paragraphs
     (b) and (c) of Section 4.01.

          (d) The Agent shall have received any Fees and other amounts due and payable on or prior to the Closing Date

          (e) The Agent shall have received on or prior to the Closing Date (i) the duly executed aircraft security agreement as contemplated by the Security Agreement and in form and substance satisfactory the Agent, and shall have completed all filings and delivered all opinions requested in connection therewith, and (ii) the duly executed guaranty made by the Borrower in respect of obligations of its Subsidiaries to the Lenders.

                                    ARTICLE V

                                    COVENANTS

          The Borrower covenants and agrees as to itself and with each Lender and the Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable hereunder shall be unpaid unless the Required Lenders shall otherwise consent in writing:

          SECTION 5.01. EXISTENCE. It will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 5.06.

          SECTION 5.02. FINANCIAL STATEMENTS, REPORTS, ETC.. It will furnish to the Agent and each Lender:

          (a) within 105 days after the end of each fiscal year, its consolidated balance sheets and the related statements of income and cash flows, showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by PricewaterhouseCoopers LLC or other independent auditors of recognized national standing and accompanied by an opinion of such auditors to the effect that such consolidated financial statements fairly present in all material respects its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of income and cash flows, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of such fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects its financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of a Financial Officer (i) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth in reasonable detail the calculations necessary to demonstrate compliance with
     Section 5.08;

          (d) promptly after the same become publicly available, copies of all reports filed by it with the SEC (other than reports on Form 8-K which are filed solely for the purpose of filing exhibits), or any Governmental Authority succeeding to any of or all the functions of the SEC, or distributed to its shareholders, as the case may be; and

          (e) promptly after a Financial Officer becomes aware thereof, notice of each Default or Event of Default that is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

          Reports and financial statements required to be delivered by the Borrower pursuant to paragraphs (a), (b) and (d) of this Section 5.02 shall be deemed to have been delivered on the date on which it posts such reports, or reports containing such financial statements, on its website on the Internet at www.avaya.com or when such reports, or reports containing such financial statements are posted on the SEC's website at www.sec.gov; PROVIDED that it shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b) and (d) of this Section 5.02 to the Agent or any Lender who requests it to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender; and PROVIDED FURTHER that in every instance it shall provide paper copies of the certificate required by subsection (c) to the Agent and each of the Lenders until such time as the Agent shall provide it written notice otherwise.

          SECTION 5.03. MAINTAINING RECORDS. It will record, summarize and report all financial information in accordance with GAAP.

          SECTION 5.04. USE OF PROCEEDS. It will use the proceeds of the Loans only for the purposes set forth in Section 3.09.

          SECTION 5.05. COMPLIANCE WITH LAWS, ETC.. It will comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

          SECTION 5.06. CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. It will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except that the Borrower may merge or consolidate with any other Person so long as (a) the Borrower is the surviving corporation, or (b) if the Borrower is not the surviving corporation, (i) the surviving corporation expressly assumes the obligations of the Borrower under this Agreement and the Notes and (ii) the surviving corporation has a Public Debt Rating of not lower than BBB- from S&P and Baa3 from Moody's, PROVIDED, in each case, that no Default or Event of Default would result therefrom.

          SECTION 5.07. LIMITATIONS ON LIENS. The Borrower will not create or suffer to exist, or permit any of its Material Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Material Subsidiaries to assign, any right to receive income, other than:

          (i)     Permitted Liens;

          (ii) Liens existing on September 25, 2000 securing Debt of the Borrower or its Material Subsidiaries outstanding on such date;

          (iii) purchase money Liens upon or in or conditional sales agreements or other title retention agreements with respect to, real property or equipment acquired or held by the Borrower or any of its Material Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens (including any Liens placed on such property or equipment within 180 days after the latest of the acquisition, completion of construction or improvement of such property), or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals, refundings or replacements of any of the foregoing for the same or a lesser amount; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal, refunding or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, refunded or replaced (except to the extent of financed construction or improvement);

          (iv) Liens (including financing statements and undertakings to file financing statements) arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdiction in respect of equipment leases under which the Borrower or any of its Material Subsidiaries is the lessee; PROVIDED that any such Lien in respect of any equipment lease is limited to the equipment being leased under such lease and the proceeds thereof;

          (v) any Lien existing on any asset of any corporation at the time such corporation becomes a Material Subsidiary and not created in contemplation of such event;

          (vi) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Material Subsidiary and not created in contemplation of such event;

          (vii) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Material Subsidiary and not created in contemplation of such acquisition;

          (viii) assignments of the right to receive income in connection with any financing pursuant to which the Borrower or any Subsidiary of the Borrower may sell convey or otherwise transfer to any Person, or grant a Lien on, any accounts receivable (and related assets) of the Borrower or such Subsidiary, PROVIDED that such financing shall be on customary market terms and shall be with limited recourse to the Borrower and its Subsidiaries (other than a bankruptcy-remote, special purpose wholly owned Subsidiary of the Borrower) except to the extent customary for such transactions;

          (ix) synthetic leases in effect as of the Amendment No. 2 Effective Date and synthetic lease transactions on properties owned as of the date hereof in an aggregate principal amount not to exceed $50,000,000;

          (x) Liens not otherwise permitted by the foregoing clauses of this definition securing Debt of the Borrower or its Material Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $75,000,000 or 15% of Consolidated Net Worth;

          (xi) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that (x) such Debt is not secured by any additional assets, and (y) the amount of such Debt secured by any such Lien is not increased; and

          (xii)   Liens created under the Collateral Documents.

          SECTION 5.08. INTEREST COVERAGE RATIO. It will maintain a ratio of Consolidated EBITDA of the Borrower and its Subsidiaries to interest expense for the period consisting of the previous four consecutive fiscal quarters by the Borrower and its Subsidiaries of not less than the ratios set forth below for periods indicated:

     ----------------------------------------------------------------
       FISCAL QUARTER ENDED                         RATIO
     ----------------------------------------------------------------
       September 30, 2002 through March           1.70 to 1
       31, 2003
     ----------------------------------------------------------------
       June 30, 2003                              2.25 to 1
     ----------------------------------------------------------------
       September 30, 2003                         3.50 to 1
     ----------------------------------------------------------------
       December 31, 2003 and thereafter           4.00 to 1
     ----------------------------------------------------------------

          SECTION 5.09. MINIMUM EBITDA. It will maintain, as of the end of each period set forth below, Consolidated EBITDA of the Borrower and its Subsidiaries of not less than the amount set forth below for such period:

         --------------------------------------------------------------------
          PERIOD                                              MINIMUM EBITDA
         --------------------------------------------------------------------
          January 1, 2002 through September 30, 2002           $ 70,000,000
         --------------------------------------------------------------------
          January 1, 2002 through December 31, 2002            $100,000,000
         --------------------------------------------------------------------
          Four quarters ending March 31, 2003                  $115,000,000
         --------------------------------------------------------------------
          Four quarters ending June 30, 2003                   $150,000,000
         --------------------------------------------------------------------
          Four quarters ending September 30, 2003              $250,000,000
         --------------------------------------------------------------------

                                       40

         --------------------------------------------------------------------
          Four quarters ending December 31, 2003               $350,000,000
         --------------------------------------------------------------------
          Rolling four quarter periods thereafter              $400,000,000
         --------------------------------------------------------------------

          SECTION 5.10. VISITATION RIGHTS. At any reasonable time and from time to time, upon reasonable prior notice, it will permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any financial officers and, upon reasonable prior to notice to the Borrower and subject to the right of a financial officer to be present during such discussions, with their independent certified public accountants; PROVIDED, that unless an Event of Default shall have occurred and is continuing, each of the Agent and the Lenders may take such actions only once during any fiscal quarter of the Borrower.

          SECTION 5.11. MAINTENANCE OF PROPERTIES, ETC. It will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are material to the conduct of its business taken as a whole in good working order and condition, ordinary wear and tear excepted; PROVIDED, HOWEVER, that nothing in this Section 5.11 shall prevent the Borrower or any such Subsidiary from discontinuing the operation or maintenance of any property if such discontinuance is in the judgment of the Borrower desirable in the conduct of its business or the business of such Subsidiary.

          SECTION 5.12. MAINTENANCE OF INSURANCE. It will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; PROVIDED, HOWEVER, that (i) the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice and (ii) insurance coverage against terrorist acts shall be required only so long as such coverage is available on commercially reasonable terms.

          SECTION 5.13. PAYMENT OF TAXES, ETC. It will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims, in each case, that, if unpaid, could reasonably be expected to result in a Material Adverse Effect; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained so long as the failure to so pay or discharge could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.14. TRANSACTIONS WITH AFFILIATES. It will conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; PROVIDED, that the foregoing shall not apply to transactions between the Borrower and its Subsidiaries or the Warburg Transactions.

          SECTION 5.15. COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. At any time during the Security Period, it will upon (x) the request of the Agent following the occurrence and during the continuance of a Default or an Event of Default, (y) the formation or acquisition of any new direct or indirect domestic Material Subsidiaries by any Loan Party or (z) the acquisition of any material property by any Loan Party, and such property, in the judgment of the Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Trustee for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

                  (i) in connection with the formation or acquisition of a domestic Material Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect domestic parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                  (ii) within 15 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect domestic parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Trustee, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Agent, securing payment of all the obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties, PROVIDED that no real property shall be subjected to a security interest in favor of the Collateral Trustee for the benefit of the Secured Parties,

                  (iii) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be reasonably necessary or advisable in the opinion of the Agent to vest in the Collateral Trustee (or in any representative of the Collateral Trustee designated by them) valid and subsisting Liens on the properties purported to be subject to the pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.15, enforceable against all third parties in accordance with their terms,

                  (iv) within 60 days after such request, formation or acquisition, deliver to the Agent, upon the request of the Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such guaranties, guaranty supplements, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iii) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties to the extent a Lien can be created by filing under the Uniform Commercial Code, and as to such other matters as the Agent may reasonably request,

                  (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

          SECTION 5.16. FURTHER ASSURANCES. (i) It will promptly upon request by the Agent, or any Lender through the Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) It will promptly upon request by the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law and during the Security Period, subject any Loan Party's or any of its domestic Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) during the Security Period, to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so; PROVIDED, that nothing contained herein shall require the Borrower or any Subsidiary to grant a security interest in the assets or property of any Excluded Subsidiary.

          SECTION 5.17. DEBT. It will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

          (i) in the case of the Borrower, unsecured Debt incurred in the ordinary course of business for borrowed money, maturing within one year from the date incurred, evidenced by commercial paper and aggregating at any time not more than the then outstanding sum of (1) the unused Commitments and (2) the unused portion of lines of credit from commercial banks advised in writing and available to the Borrower, and

          (ii)    in the case of the Borrower and its Subsidiaries,

                  (A)    Debt under the Loan Documents,

                  (B) Debt outstanding on the Amendment No. 2 Effective Date and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any such Debt, PROVIDED that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, PROVIDED FURTHER that the principal amount of such Debt shall not be increased above the sum of
          (i) principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and (ii) any fees and expenses in connection therewith, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

                  (C) Debt in an aggregate principal amount not to exceed $200,000,000 at any time outstanding secured by real property,

                  (D) Debt issued in the capital markets, having a maturity in excess of one year from the date incurred and in an aggregate principal amount not to exceed the sum of $500,000,000 and any over allotment thereof at any time outstanding;

                  (E) Debt of the Borrower to any Subsidiary of the Borrower or of any Subsidiary to the Borrower or any other Subsidiary of the Borrower,

                  (F) without duplication of clause (B) above, Debt, not to exceed $300,000,000 at any time outstanding, incurred in connection with the limited recourse sale of accounts receivable in connection with the securitization thereof, which sale is non-recourse to the extent customary in securitizations and consistent with past practice,

                  (G) Debt permitted to be secured by Liens in accordance with Section 5.07(v), (vi) or (vii);

                  (H) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and in accordance with prudent business practices,

                  (I) Debt in respect of trade letters of credit in an aggregate amount not to exceed $25,000,000 at any time outstanding,

                  (J) Debt arising under the Electronic Wire and Cable Product Purchase Agreement, as amended, and related agreements, between the Borrower and the Belden Communication Division, a division of Belden line,

                  (K) other Debt not to exceed in the aggregate $75,000,000 at any time outstanding, and

                  (L) other Debt not to exceed in the aggregate $50,000,000 consisting synthetic, off-balance sheet or tax retention leases.

          SECTION 5.18. RESTRICTED PAYMENTS. It will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom, the Borrower may (i) declare and make any dividend payment or other distribution payable in common stock of the Borrower, (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or options or warrants convertible into common stock; (iii) declare or pay cash dividends to the holders to its Series B convertible participating preferred stock and warrants and purchase, redeem or otherwise acquire shares of its Series B convertible participating preferred stock or warrants, rights or options to acquire any such shares to the extent permitted by the terms of such Series B convertible participating preferred stock or pay cash dividends in respect of equity interests received in exchange for shares of Series B convertible participating preferred stock, as described in clause (iv); and (iv) amend the terms of the Series B convertible participating preferred stock or issue equity interests of the Borrower, PROVIDED, HOWEVER, that such amended terms or the terms of such equity interests shall not provide for (i) mandatory redemption prior to the Maturity Date or (ii) the payment of cash dividends in an amount in excess of the amount of cash dividends that may be paid in respect of the Series B convertible participating preferred stock based on the terms of the Series B convertible participating preferred stock as in effect on the date hereof.

          SECTION 5.19. INVESTMENTS. It will not make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                  (i)    Investments (other than Investment permitted by clause
          (iv) below) by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the Amendment No. 2 Effective Date and (x) additional Investments in an aggregate amount not to exceed $50,000,000 at any time outstanding in Subsidiaries that are not Subsidiary Guarantors and (y) additional Investments in the Subsidiary Guarantors;

                  (ii) loans and advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                  (iii)  Investments in Marketable Securities;

                  (iv) Investments consisting of intercompany Debt permitted under Section 5.17;

                  (v) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with customers and suppliers, in each case, in the ordinary course of business;

                  (vi) Investments in joint ventures and other minority interests in an amount not to exceed $75,000,000 at any time outstanding;

                  (vii) warrants received from and minority equity interests in, customers of and vendors to the Borrower and its Subsidiaries so long as no cash is expended by the Borrower or any of its Subsidiaries to purchase any of the foregoing;

                  (viii) minority interests received in connection with the sale or disposition of any assets of the Borrower;

                  (ix)   Investments existing on the Amendment No. 2 Effective
          Date;

                  (x) Investments in the Borrower's Liquid Yield Option-TM-Notes due 2021 (the "LYONs") in an aggregate amount not to exceed $100,000,000, PROVIDED that: (1) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (2) no Loans are outstanding immediately before or immediately after making such Investment, (3) substantially contemporaneously with the making of such Investment, the Total Commitment is reduced in accordance with Section 2.11 by an amount equal to the cash amount of such Investment and (4) immediately before and after giving effect thereto, the Borrower and its Subsidiaries have cash and cash equivalents in an aggregate amount of not less than $300,000,000; and

                  (xi) other Investments in an aggregate amount invested not to exceed $75,000,000, PROVIDED that: (1) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (2) any company or business acquired or invested in pursuant to this clause (x) shall be in the same line of business of the Borrower or any of its Subsidiaries or reasonably related thereto; and (3) immediately after giving effect to the acquisition of a company or business pursuant to this clause (x), the Borrower shall be in pro forma compliance with
          Section 5.08, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.02 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the Borrower delivered to the Lenders demonstrating such compliance.

          SECTION 5.20. CHANGE IN NATURE OF BUSINESS. It will not make, or permit any of its Subsidiaries to make, any material change in the nature of its business taken as a whole as carried on at the date hereof (other than changes that are reasonably related to such business).

          SECTION 5.21. CONDITION SUBSEQUENT. It will use its reasonable best efforts to provide to the Agent, within ten Business Days after the Closing Date, the duly executed Irish share pledge and Gibraltar share pledge, in each case as contemplated by the Security Agreement.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          In case of the happening of any of the following events (each an "Event of Default"):

          (a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings hereunder, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

          (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.02(e), 5.04, 5.06, 5.07, 5.08, 5.09, 5.10, 5.14, 5.17, 5.18, 5.19 or 5.20;

          (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above or (f) below) or in any other Loan Document and such default shall continue for a period of 30 days after notice thereof from the Agent or any Lender to the Borrower;

          (f) default shall be made in the due observance or performance of covenants, conditions or agreements contained in Section 5.02 (a) through
     (d) and such default shall continue unremedied for a period of 15 days after notice thereof from the Agent or any Lender to the Borrower;

          (g) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower, or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 20 consecutive days;

          (h) the Borrower shall commence a voluntary case under any applicable bankruptcy or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower, or for any substantial part of its property or make any general assignment for the benefit of creditors; or the Borrower shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Borrower in furtherance of any of the aforesaid purposes;

          (i) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $100,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

          (j) Judgments or orders for the payment of money in excess of $100,000,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not be an Event of Default under this clause (j) if and for so long as and to the extent that (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurers covering payment thereof and (ii) such insurers, which shall be rated at least "B+" by A.M. Best Company, have been notified of, and coverage has not been denied for, the amount of such judgment or order; and

          (k) The Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $100,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

          (l) (i) Any Person or group of Persons (within the meaning of Section 13 or Section 14 of the Securities and Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under such Act), directly or indirectly, of Voting Shares of the Borrower (or other securities convertible into such Voting Shares) representing 30% or more of the combined voting power of all Voting Shares of the Borrower; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by a majority of the remaining members of the board of directors of the Borrower or (y) nominated for election by a majority of the remaining members of the board of directors of the Borrower and thereafter elected as directors by the shareholders of the Borrower); or

          (m) any provision of any guarantee after delivery thereof pursuant to
     Section 5.15 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (n) any Collateral Document or financing statement after delivery thereof pursuant to Section 5.15 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby;

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and, in any event with respect to the Borrower described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

                                   ARTICLE VII

                                    THE AGENT

          In order to expedite the transactions contemplated by this Agreement, Citibank, N.A. is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent.

          Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agent may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 8.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          With respect to the Loans made by it hereunder, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent.

          Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower, and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

          Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

          Each Lender hereby acknowledges that none of the Lead Arranger, the Co-Syndication Agents, the Co-Arrangers or any agent (other than the Agent) designated on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          SECTION 8.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

          (a) if to the Borrower, to it at Avaya Inc., 211 Mount Airy Road, Basking Ridge, NJ 07920, Attention: Vice President and Treasurer (Facsimile No. 908-953-2657) with a copy to: Vice President, Law - Corporate (Facsimile No. 908-953-4912);

          (b) if to the Agent, to it at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department, (Facsimile No. 302-849-6120); with a copy thereof to it at 388 Greenwich Street, NY 10013,
     Attention: Charles Foster, Global Media and Telecommunications Department, (Fascimile No. (212) 816-8084); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 8.01.

          SECTION 8.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

          SECTION 8.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of the Required Lenders (as defined in the Existing Credit Agreement), and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns.

          SECTION 8.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) the Borrower must give its prior written consent to such assignment (such consent not to be unreasonably withheld) except for an assignment to an Affiliate of a Lender provided that, in such case, the Lender give notice of such assignment to the Borrower and, in each case, the Lender give notice of such assignment to the Agent, (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be at least $10,000,000 or increments of $1,000,000 in excess thereof (or the remaining balance of its Commitment) and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $10,000,000 or shall be zero, (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 8.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof,
(A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 8.05, as well as to any Fees accrued for its account hereunder and not yet paid)) and (C) Schedule 2.01 shall be deemed amended to give effect to such assignment. Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower to such assignment, the Agent shall (i) accept such Assignment and Acceptance and
(ii) record the information contained therein in the Register.

          (f) Each Lender may, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if it was the selling Lender, except that all claims and petitions for payment and payments made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (and participating banks or other entities shall have no right) to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans).

          Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by the confidentiality restrictions used by the Agent in connection with the syndication of the Commitments.

          (g) and shall agree (subject to customary exceptions) to preserve the confidentiality of any such confidential information relating to the Borrower.

          (h) Except in accordance with Section 8.13, the Borrower shall not assign or delegate any of its respective rights and duties hereunder without the prior written consent of all Lenders and any attempted assignment without such consent shall be void.

          (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; PROVIDED that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes in the form of Exhibit A-5 or B hereto, as applicable, evidencing the Loans made to the Borrower by the assigning Lender hereunder.

          SECTION 8.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof, or incurred by the Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made hereunder, including the fees and disbursements of counsel for the Agent or, in the case of enforcement or protection, Lenders.

          (b) The Borrower agrees to indemnify the Agent, the Lenders, Affiliates, and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to this Agreement, any other Loan Document, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

          (c) The provisions of this Section 8.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 8.05 shall be payable on written demand therefor.

          SECTION 8.06. RIGHT OF SETOFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request specified by Section 6.01 to authorize the Agent to declare the Loans due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set off and application, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender and its Affiliates may have.

          SECTION 8.07. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 8.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment or decrease the Facility Fee of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16 or Section 8.04(h), the provisions of this Section or the definition of the "Required Lenders," without the prior written consent of each Lender, or (iv) release all or substantially all of the Collateral without the prior written consent of each Lender, PROVIDED that so long as no Default or Event of Default has occurred and is continuing, (x) no consent of any Lender or the Agent shall be required for the release of any Collateral in connection with a sale or other disposition of assets if any of the proceeds thereof are used to reduce the Total Commitment in accordance with Section 2.11(e) or in connection with a financing to the extent the proceeds thereof are used to reduce the Total Commitment in accordance with
Section 2.11(f), (y) no consent of any Lender or the Agent shall be required for the release of any Collateral with the sale or other disposition of the assets described on Schedule 2.11 hereto and (z) in any fiscal year of the Borrower, Collateral having a fair market value not in excess of $25,000,000 shall be released upon sale or other disposition with only the consent of the Agent; PROVIDED FURTHER, HOWEVER, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

          SECTION 8.09. ENTIRE AGREEMENT. This Agreement and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Fee Letter. Nothing in this Agreement or the Fee Letter expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Fee Letter.

          SECTION 8.10. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 8.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.03.

          SECTION 8.12. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                AVAYA, INC.

                                By   /s/ Rhonda L. Seegal
                                    ------------------------------------
                                    Name:    Rhonda L. Seegal
                                    Title:   Vice President and Treasurer


                                CITIBANK, N.A., individually and as Agent,

                                By     Carolyn A. Kee
                                    ------------------------------------
                                    Name:    Carolyn A. Kee
                                    Title:   Vice President


                                BANK ONE, NA (Main Office Chicago)

                                By
                                    ------------------------------------
                                    Name:
                                    Title:


                                JPMORGAN CHASE BANK

                                By
                                    ------------------------------------
                                    Name:
                                    Title:


                                DEUTSCHE BANK AG NEW YORK BRANCH

                                By     /s/ Andreas Neumeier
                                    ------------------------------------
                                    Name:    Andreas Neumeier
                                    Title:   Vice President


                                By     /s/ Peter Eschmann
                                    ------------------------------------
                                    Name:    Peter Eschmann
                                    Title:   Vice President

                                COMMERZBANK AG

                                By     /s/ Robert S. Taylor, Jr.
                                    ------------------------------------
                                    Name:    Robert S. Taylor, Jr.
                                    Title:   Senior Vice President


                                By     /s/ Andrew P. Lusk
                                    ------------------------------------
                                    Name:    Andrew P. Lusk
                                    Title:   Assistant Vice President

                                THE BANK OF NEW YORK

                                By     /s/ Ernest Fung
                                    ------------------------------------
                                    Name:    Ernest Fung
                                    Title:   Vice President

                                THE BANK OF TOKYO -
                                MITSUBISHI LTD., NEW YORK BRANCH

                                By     /s/ Jeffrey K. Stanton
                                    ------------------------------------
                                    Name:    Jeffrey K. Stanton
                                    Title:   Authorized Signatory

                                CREDIT SUISSE FIRST BOSTON

                                By     /s/ William O'Daly
                                    ------------------------------------
                                    Name:    William O'Daly
                                    Title:   Director

                                By     /s/ Guy M. Baron
                                    ------------------------------------
                                    Name:    Guy M. Baron
                                    Title:   Associate


                                HSBC BANK USA

                                By     /s/ Paolo de Alessandrini
                                    ------------------------------------
                                    Name:    Paolo de Alessandrini
                                    Title:   Senior Banker

                                THE NORTHERN TRUST COMPANY

                                By     /s/ Karen E. Dahl
                                    ------------------------------------
                                    Name:    Karen E. Dahl
                                    Title:   Vice President


                                SUMITOMO MITSUI BANKING CORPORATION

                                By     /s/ Edward D. Henderson, Jr.
                                    ------------------------------------
                                    Name:    Edward D. Henderson, Jr.
                                    Title:   Joint General Manager


                                WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH

                                By
                                    ------------------------------------
                                    Name:
                                    Title:

                                   SCHEDULE I
                           APPLICABLE LENDING OFFICES

-------------------------------------------------------------------------------------------------------------------
     Name of Initial Lender             Domestic Lending Office               Eurodollar Lending Office
-------------------------------------------------------------------------------------------------------------------
The Bank of New York                  One Wall Street, 21st Floor            One Wall Street, 21st Floor
                                      New York, NY  10286                    New York, NY  10286
                                      Attn:  Pat Butler                      Attn:  Pat Butler
                                             Terry Blackburn                        Terry Blackburn
                                      T:  212 635-7937/7938                  T:  212 635-7937/7938
                                      F:  212 635-7978                       F:  212 635-7978
-------------------------------------------------------------------------------------------------------------------
Bank One, NA                          1 Bank One Plaza                       1 Bank One Plaza
                                      Chicago, IL  60670                     Chicago, IL  60670
                                      Attn:  Ben Oliva                       Attn:  Ben Oliva
                                      T:  312 732-5987                       T:  312 732-5987
                                      F:  312 732-4840                       F:  312 732-4840
-------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi Ltd.,    1251 Avenue of the Americas            1251 Avenue of the Americas
New York Branch                       12th Floor                             12th Floor
                                      New York, NY  10020                    New York, NY  10020
                                      Attn: Rolando Uy                       Attn: Rolando Uy
                                      T:  212 782-5637                       T:  212 782-5637
                                      F:  212 782-5635                       F:  212 782-5635
-------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank                   270 Park Avenue                        270 Park Avenue
                                      New York, NY  10017                    New York, NY  10017
                                      Attn:  Camile Wilson                   Attn:  Camile Wilson
                                      T:  212 552-7488                       T:  212 552-7488
                                      F:  212 552-5700                       F:  212 552-5700
-------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                        Two Penns Way                          Two Penns Way
                                      New Castle, Delaware 19720             New Castle, Delaware 19720
                                      Attn: Bilal Aman                       Attn: Bilal Aman
                                      T:   302 89406013                      T:   302 89406013
                                      F:  302 894-6120                       F:  302 894-6120
-------------------------------------------------------------------------------------------------------------------
Commerzbank, AG                       2 World Financial Center               2 World Financial Center
                                      New York, NY  10281                    New York, NY  10281
                                      Attn:  Joylynn Jarvis                  Attn:  Joylynn Jarvis
                                             Warren Leung                           Warren Leung
                                      T:  212 266-7348/7749                  T:  212 266-7348/7749
                                      F:  212 266-7593                       F:  212 266-7593
-------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston            11 Madison Avenue                      11 Madison Avenue
                                      New York, NY  10010                    New York, NY  10010
                                      Attn:  Robert Hetu                     Attn:  Robert Hetu
                                      T:  212 325-4542                       T:  212 325-4542
                                      F:  212 325-8309                       F:  212 325-8309
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Deutsche Bank AG New York Branch      New York, NY  10019                    New York, NY  10019
                                      Attn: Joseph Gyurindak                 Attn: Joseph Gyurindak
                                      T:  212 469-4107                       T:  212 469-4107
                                      F:  212 469-4139                       F:  212 469-4139
-------------------------------------------------------------------------------------------------------------------
HSBC Bank USA                         140 Broadway, 4th Floor                140 Broadway, 4th Floor
                                      New York, NY  10005                    New York, NY  10005
                                      Attn:  Monisha Khadse                  Attn:  Monisha Khadse
                                      T:  212 658-5572                       T:  212 658-5572
                                      F:  212 658-5109                       F:  212 658-5109
-------------------------------------------------------------------------------------------------------------------
The Northern Trust Company            50 S. LaSalle Street                   50 S. LaSalle Street
                                      Chicago, IL  60675                     Chicago, IL  60675
                                      Attn:  Linda Honda                     Attn:  Linda Honda
                                      T:  312 444-3532                       T:  312 444-3532
                                      F:  312 630-1566                       F:  312 630-1566
-------------------------------------------------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation   277 Park Avenue                        277 Park Avenue
                                      New York, NY  10172                    New York, NY  10172
                                      Attn:  Ivelisse Mena-Garcia            Attn:  Ivelisse Mena-Garcia
                                      T:  212 224-4150                       T:  212 224-4150
                                      F:  212 224-5197                       F:  212 224-5197
-------------------------------------------------------------------------------------------------------------------
Westdeutsche Landesbank               1211 Avenue of the Americas            1211 Avenue of the Americas
Girozentrale, New York Branch         New York, NY  10036                    New York, NY  10036
                                      Attn: Pascal Kabemba                   Attn: Pascal Kabemba
                                      T:  212 852-5938                       T:  212 852-5938
                                      F:  212 852-6300                       F:  212 852-6300
-------------------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE 2.01

-------------------------------------------------------------------------------
NAME AND ADDRESS OF LENDER                                    COMMITMENT
-------------------------------------------------------------------------------
Citibank N.A.                                               $ 132,000,000

JPMorgan Chase Bank                                            61,875,000

Deutsche Bank AG New York Branch                               61,875,000

Bank One, NA                                                   57,750,000

Commerzbank AG                                                 57,750,000

The Bank of New York                                           41,250,000

Credit Suisse First Boston                                     33,000,000

Bank of Tokyo - Mitsubishi Ltd.                                24,750,000

HSBC Bank USA                                                  24,750,000

Sumitomo Mitsui Banking Corporation                            24,750,000

Westdeutsche Landesbank                                        24,750,000

The Northern Trust Company                                     16,500,000
-------------------------------------------------------------------------------
TOTAL                                                       $ 561,000,000
-------------------------------------------------------------------------------

                                                                   SCHEDULE 2.11

The Borrower's Connectivity Solutions business and the aircraft pledged under the aircraft security agreement described in Section 4.02(e).

                                                                     EXHIBIT A-1


                         FORM OF COMPETITIVE BID REQUEST

Citibank, N.A., as Agent for
the Lenders referred to below,

-----------------

-----------------

Attention:        [Date]

Ladies and Gentlemen:

          The undersigned, Avaya Inc., a Delaware corporation (the "Borrower"), refers to the Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September __, 2002 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, the agents named therein and Citibank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

          (A) Date of Competitive Borrowing (which is a Business Day) __________

          (B) Principal Amount of Competitive Borrowing *             __________

          (C) Interest rate basis **                                  __________

          (C) Interest Payment Date(s)**                              __________

          (E) Interest Period and the last day thereof ***            __________

----------
   *Not less than $10,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

   **Eurodollar Loan or Fixed Rate Loan.

   **Eurodollar Loan or Fixed Rate Loan.

   ***Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

          Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

                                        Very truly yours,

                                        AVAYA INC.

                                        By
                                           ------------------------------
                                           Name:
                                           Title:  [Responsible Officer]

                                                                     EXHIBIT A-2

                    FORM OF NOTICE OF COMPETITIVE BID REQUEST

[Name of Lender]
[Address]
New York, N.Y.

Attention:        [Date]

Ladies and Gentlemen:

          Reference is made to the Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September __, 2002 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Avaya Inc., the Lenders named therein, the agents named therein and Citibank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms
in the Credit Agreement. The Borrower made a Competitive Bid Request on      ,
20 , pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].* Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

          (A) Date of Competitive Borrowing            _____________________

          (B) Principal amount of Competitive Borrowing    _________________

          (C) Interest rate basis                      _____________________

          (D) Interest Period and the last day thereof _____________________


                                        Very truly yours,

                                        CITIBANK, N.A., as Agent,

                                        By
                                           -------------------------------
                                           Name:
                                           Title:  [Responsible Officer]

----------
  * The Competitive Bid must be received by the Agent (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

                                                                     EXHIBIT A-3
                             FORM OF COMPETITIVE BID

Citibank, N.A., as Agent for
the Lenders referred to below,

-----------------
-----------------

Attention:

Ladies and Gentlemen:

          The undersigned, [Name of Lender], refers to the Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September __, 2002 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Avaya Inc., the Lenders named therein, the agents named therein and Citibank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in
response to the Competitive Bid Request made by the Borrower on   , 20  , and in
that connection sets forth below the terms on which such Competitive Bid is made:

          (A) Principal Amount *                   __________________________

          (B) Competitive Bid Rate **              __________________________

          (C) Interest Period and last day thereof __________________________

          The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                                        Very truly yours,

                                        [NAME OF LENDER],

                                        By
                                           ------------------------------
                                           Name:
                                           Title:

----------
   * Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Agent.

   ** i.e., LIBO Rate + or - %, in the case of Eurodollar Loans or %, in the case of Fixed Rate Loans.

                                                                     EXHIBIT A-4

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

Citibank, N.A., as Agent for
the Lenders referred to below,

-----------------
-----------------

Attention:

Ladies and Gentlemen:

          The undersigned, Avaya Inc. (the "Borrower"), refers to the Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September __, 2002 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, the agents named therein and Citibank, N.A., as Agent for the Lenders.

          In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

          Principal Amount   Fixed Rate/Margin      Lender
          ----------------   -----------------      ------

          $   [%]/[+/-. %]

          $

We hereby reject the following bids:

          Principal Amount   Fixed Rate/margin      Lender e:
          ----------------   -----------------      ---------

          $   [%]/[+/-. %]

          $

          The $        should be deposited in the Citibank, N.A. account number
[   ] on [date].

                                        Very truly yours,

                                        AVAYA INC.


                                        By
                                           ----------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT A-5

                          FORM OF COMPETITIVE BID NOTE

$ [_____________] New York, New York

                                                                          [Date]

          FOR VALUE RECEIVED, the undersigned, Avaya Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [Name of Lender] (the "Lender"), at the office of Citibank, N.A. (the "Agent") at 388 Greenwich Street, New York, New York 10013, on ___________, 200_, pursuant to the Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September __, 2002 (the "Credit Agreement"), among the Borrower, the Lenders named therein, the agents named therein and the Agent) the principal amount for a Competitive Loan in the amount of [Loan amount in words] ($[ ]), in lawful money of the United States of America, in immediately available funds, and to pay interest on the principal amount hereof in like funds from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

          Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed) payable on ____________.

          The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

          The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          The Loans evidenced hereby are Competitive Loans referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity thereof upon the happening of certain events and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        AVAYA INC.


                                        By
                                           ------------------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT A-6


                       FORM OF COMMITTED BORROWING REQUEST

Citibank, N.A., as Agent for
the Lenders referred to below,

-----------------
-----------------

Attention:    [Date]

Ladies and Gentlemen:

          The undersigned, Avaya Inc. (the "Borrower"), refers to the Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September __, 2002 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, the agents named therein and Citibank, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Committed Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Committed Borrowing is requested to be made:

          (A) Date of Committed Borrowing (which is a Business Day)   __________

          (B) Principal Amount of Committed Borrowing *          _______________

          (C) Interest rate basis **                             _______________

          (D) Interest Period and the last day thereof ***       _______________

----------
   *Not less than $10,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

   **Eurodollar Loan or ABR Loan.

   ***Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

          Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

                                        Very truly yours,

                                        AVAYA INC.

                                        By
                                           -------------------------------
                                           Name:
                                           Title:  [Responsible Officer]

                                                                       EXHIBIT B

                              FORM OF STANDBY NOTE

$ [Amount of Commitment]   New York, New York

                                                                          [Date]

          FOR VALUE RECEIVED, the undersigned, Avaya Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [Name of Lender] (the "Lender"), at the office of Citibank, N.A. (the "Agent") at [Address of Citibank, N.A.], on the Maturity Date (as defined in the Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September __, 2002 (the "Credit Agreement"), among the Borrower, the Lenders named therein, the agents named therein and the Agent) the lesser of the principal sum of [amount of Commitment in words] ($[ ]) and the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made to the Borrower by the Lender pursuant to the Credit Agreement, in lawful money of the United States of America, in immediately available funds, and to pay interest on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum, from the dates and payable on the dates provided in the Credit Agreement.

          The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

          The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; PROVIDED, HOWEVER, that the failure of the holder to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

          The Loans evidenced hereby are Committed Loans referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity thereof upon the happening of certain events, for optional and mandatory prepayment of the principal thereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        AVAYA INC.


                                        By
                                           -------------------------------
                                           Name:
                                           Title:

                               LOANS AND PAYMENTS

------------------------------------------------------------------------------------------------------------------------
      Date           Amount         Maturity      Principal      Payments     Interest       Unpaid         Name of
                    and Type          Date                                                 Principal         Person
                     of Loan                                                                Balance          Making
                                                                                            of Note         Notation
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT C

                                     FORM OF

                            ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Amended and Restated Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of September __, 2002 (as the same may be modified, amended, extended or restated from time to time, the "Credit Agreement"), among Avaya Inc. (the "Borrower"), the lenders party thereto (the "Lenders"), the agents party thereto and Citibank, N.A., as agent for the Lenders (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

          1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Effective Date and the Competitive Loans (if noted on the attached Schedule) and Committed Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 8.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights (except as set forth in Section 8.04(b) of the Credit Agreement) and be released from its obligations under the Credit Agreement.

          2. This Assignment and Acceptance is being delivered to the Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(f) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire and (iii) a processing and recordation fee of $3,500.

          3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment

(may not be fewer than 5 Business
Days after the Date of Assignment):

----------------------------------------------------------------------------------------------------------
                                                                       Percentage Assigned of Facility
                                                                       and Commitment thereunder (set
                                                                       forth, to at least 8 decimals, as
                                   Principal Amount Assigned (and      a percentage of the Facility and
                                   identifying information as to       the aggregate Commitments of all
                                   individual Competitive              the Lenders thereunder)
                                   Loans)
----------------------------------------------------------------------------------------------------------
Commitment Assigned:               $                                                         %
----------------------------------------------------------------------------------------------------------
Committed Loans:
----------------------------------------------------------------------------------------------------------
Competitive Loans, if any:
----------------------------------------------------------------------------------------------------------

The terms set forth above and on the
reverse side hereof are hereby agreed to:    Accepted: as of _____________,


_________________________, as Assignor       CITIBANK, N.A., as agent


By:                                          By:
   ----------------------------                 -------------------------------
Name:                                        Name:
Title:                                       Title:

__________________________, as Assignee      [AVAYA INC.]


By:                                          By:
   ----------------------------                 -------------------------------
Name:                                        Name:
Title:                                       Title:

                                                                       EXHIBIT D

                                     FORM OF

                        OPINION OF COUNSEL FOR AVAYA INC.